Exhibit 99.(13)(f)(1)

EXPENSE LIMITATION AGREEMENT

TOUCHSTONE FUNDS GROUP TRUST

EXPENSE LIMITATION AGREEMENT, effective as of January 25, 2013 by and between Touchstone Advisors, Inc. (the “Advisor”) and Touchstone Funds Group Trust (the “Trust”), on behalf of certain series of the Trust set forth in Schedule A attached hereto (each a “Fund,” and collectively, the “Funds”).

WHEREAS, the Trust is a Delaware statutory trust organized under a Declaration of Trust (“Declaration of Trust”), and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a series of the Trust; and

WHEREAS, the Trust and the Advisor have entered into an Investment Advisory Agreement dated February 17, 2006, as amended (the “Advisory Agreement”), pursuant to which the Advisor provides investment advisory and other management services to each series of the Trust for compensation based on the value of the average daily net assets of each series; and

WHEREAS, the Trust and the Advisor have entered into this Expense Limitation Agreement (the “Agreement”) in order to limit the Fund Operating Expenses, as defined below, from exceeding the levels specified in Schedule A attached hereto.

NOW THEREFORE, the parties hereto agree that the Agreement provides as follows:

1.                                      Expense Limitation.

1.1                               Expense Limit. The Advisor has contractually agreed to waive fees and reimburse expenses to the extent necessary to ensure the Funds’ total annual operating expenses (excluding dividend expenses relating to short sales, interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, the cost of “Acquired Fund Fees and Expenses,” if any, other extraordinary expenses not incurred in the ordinary course of business, amounts, if any, payable pursuant to a shareholder servicing plan and amounts, if any, payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act) (“Fund Operating Expenses”) do not exceed the contractual limits set forth in Schedule A.  The contractual limits on Fund Operating Expenses (“Operating Expense Limit”) set forth in Schedule A below have been adjusted for each class of each Fund to include the effect of Rule 12b-1 fees, shareholder servicing fees and other anticipated class specific expenses, if applicable.

1.2                               Recoupment. The Advisor shall be entitled to recover, subject to approval by the Board of Trustees of the Trust, such amounts reduced or reimbursed for a period of up to three (3) years from the year in which the Advisor reduced its compensation and/or assumed expenses for a Fund. No recoupment will occur unless a Fund’s expenses are below the Operating Expense Limit for the relevant Fund set forth in Schedule A.  Amounts reduced or reimbursed for periods prior to the effective date of this Agreement are not eligible for recoupment by the Advisor.

1.3                               Method of Computation. To determine the Advisor’s liability with respect to waivers or reimbursements, each month the Fund Operating Expenses for each Fund shall be annualized as of the last day of the month. If, for any month, a Fund’s annualized Fund Operating Expenses exceed the Operating Expense Limit of such Fund, the Advisor shall waive or reduce its advisory fee for such month by an amount, or remit an amount to the appropriate Fund, sufficient to reduce the annualized Fund Operating Expenses to an amount no higher than the Operating Expense Limit; provided, however, that any waiver or reduction of the advisory fee is applied equally across the classes, if any, of the Fund.

2.                                      Term and Termination of Agreement.

This Agreement shall terminate (i) with respect to a Fund listed on Schedule A on the dates listed on Schedule A; (ii) upon the termination of the Advisory Agreement with respect to a Fund; or (iii) at an earlier date by a vote of the Board of Trustees of the Trust if they deem the termination to be beneficial to shareholders of a Fund, unless extended, terminated, modified, or revised by the mutual agreement of the parties by amending Schedule A to this Agreement or otherwise as provided for in writing.

3.                                      Miscellaneous.

3.1                               Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

3.2                               Interpretation. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Declaration of Trust or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

3.3                               Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Investment Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Investment Advisory Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly, as of the day and year first above written.

TOUCHSTONE FUNDS GROUP TRUST

By:	/s/
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/
Steven M. Graziano
President

By:	/s/
Terrie A. Wiedenheft
Chief Financial Officer

Schedule A

Dated January 25, 2013
To The
Expense Limitation Agreement
Dated January 25, 2013
Between
Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Fund	Operating Expense Limit	Termination Date
Mid Cap Fund Class A	1.21%	January 29, 2014
Mid Cap Fund Class C	1.96%	January 29, 2014
Mid Cap Fund Class Y	0.96%	January 29, 2014
Mid Cap Fund Class Z	1.21%	January 29, 2014
Mid Cap Fund Institutional Shares	0.89%	January 29, 2014
Small Cap Value Fund Class A	1.43%	January 29, 2014
Small Cap Value Fund Class C	2.18%	January 29, 2014
Small Cap Value Fund Class Y	1.18%	January 29, 2014
Small Cap Value Fund Institutional Shares	1.03%	January 29, 2014
Short Duration Fixed Income Fund Class Z	0.74%	January 29, 2014
Short Duration Fixed Income Fund Class Y	0.49%	January 29, 2014
Ultra Short Duration Fixed Income Fund Class A	0.69%	April 16, 2014
Ultra Short Duration Fixed Income Fund Class C	1.19%	April 16, 2014
Ultra Short Duration Fixed Income Fund Class Y	0.44%	April 16, 2014
Ultra Short Duration Fixed Income Fund Institutional Shares	0.39%	April 16, 2014
Ultra Short Duration Fixed Income Fund Class Z	0.69%	April 16, 2014
Premium Yield Equity Fund Class A	1.20%	January 29, 2014
Premium Yield Equity Fund Class C	1.95%	January 29, 2014
Premium Yield Equity Fund Class Y	0.95%	January 29, 2014
Emerging Markets Equity Fund Class A	1.69%	January 29, 2014
Emerging Markets Equity Fund Class C	2.44%	January 29, 2014
Emerging Markets Equity Fund Class Y	1.44%	January 29, 2014
Emerging Markets Equity Fund Institutional Shares	1.29%	January 29, 2014
Mid Cap Value Fund Class A	1.29%	January 29, 2014
Mid Cap Value Fund Class C	2.04%	January 29, 2014
Mid Cap Value Fund Class Y	1.04%	January 29, 2014
Mid Cap Value Fund Institutional Shares	0.89%	January 29, 2014
Global Real Estate Fund Class A	1.39%	January 29, 2014
Global Real Estate Fund Class C	2.14%	January 29, 2014
Global Real Estate Fund Class Y	1.14%	January 29, 2014
Global Real Estate Fund Institutional Shares	0.99%	January 29, 2014
Large Cap Relative Value Fund Class A	1.19%	January 29, 2014
Large Cap Relative Value Fund Class C	1.94%	January 29, 2014
Large Cap Relative Value Fund Class Y	0.94%	January 29, 2014
Large Cap Relative Value Fund Institutional Shares	0.79%	January 29, 2014
Small Cap Core Fund Class A	1.34%	January 29, 2014
Small Cap Core Fund Class C	2.09%	January 29, 2014

Fund	Operating Expense Limit	Termination Date
Small Cap Core Fund Class Y	1.09%	January 29, 2014
Small Cap Core Fund Institutional Shares	0.94%	January 29, 2014
Global Equity Fund Class A	1.34%	January 29, 2014
Global Equity Fund Class C	2.09%	January 29, 2014
Global Equity Fund Class Y	1.09%	January 29, 2014
Global Equity Fund Institutional Shares	0.94%	January 29, 2014
Market Neutral Equity Fund Class A	1.50%	January 29, 2014
Market Neutral Equity Fund Class C	2.25%	January 29, 2014
Market Neutral Equity Fund Class Y	1.25%	January 29, 2014
Total Return Bond Fund Class A	0.90%	April 16, 2014
Total Return Bond Fund Class C	1.65%	April 16, 2014
Total Return Bond Fund Class Y	0.65%	April 16, 2014
Total Return Bond Fund Institutional Shares	0.50%	April 16, 2014
International Fixed Income Fund Class A	1.09%	January 29, 2014
International Fixed Income Fund Class C	1.84%	January 29, 2014
International Fixed Income Fund Class Y	0.84%	January 29, 2014
International Fixed Income Fund Institutional Shares	0.69%	January 29, 2014
Focused Equity Fund Class A	1.20%	January 29, 2014
Focused Equity Fund Class C	1.95%	January 29, 2014
Focused Equity Fund Class Y	0.95%	January 29, 2014
Focused Equity Fund Institutional Shares	0.80%	January 29, 2014
Merger Arbitrage Fund Class A	1.68%	January 29, 2014
Merger Arbitrage Fund Class C	2.43%	January 29, 2014
Merger Arbitrage Fund Class Y	1.43%	January 29, 2014
Merger Arbitrage Fund Institutional Shares	1.28%	January 29, 2014

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE FUNDS GROUP TRUST

By:
Terrie A. Wiedenheft
Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:
Steven M. Graziano
President

By:
Terrie A. Wiedenheft
Chief Financial Officer

Signature Page — Schedule A to Expense Limitation Agreement